UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 10, 2015

Splunk Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35498	86-1106510
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

250 Brannan Street

San Francisco, California 94107

(Address of principal executive offices, including zip code)

(415) 848-8400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of New Director

On March 10, 2015, the Board of Directors (“Board”) of Splunk Inc. (the “Company”) increased the size of the Board from nine to ten directors and appointed Amy L. Chang to serve as a member of the Board and the Nominating and Corporate Governance Committee of the Board, effective as of March 10, 2015. Ms. Chang will serve in the class of directors whose term expires at the Annual Meeting of Stockholders to be held in 2017.

Since 2013, Ms. Chang, age 38, has been CEO and Founder of Accompani, Inc., a relationship intelligence platform. Prior to founding Accompani, Inc., Ms. Chang was with Google Inc., an Internet services and products company, from 2005 to 2012, most recently serving as Global Head of Product, Google Ads Measurement and Reporting. Prior to joining Google Inc., Ms. Chang held product management and strategy positions at eBay Inc., an e-commerce company, from 2003 to 2005. She also served as a consultant with McKinsey & Company, specializing in semiconductors, software and services. Ms. Chang has served on the board of directors of Informatica since 2012 and is on the digital advisory council of Target Corporation. Ms. Chang holds a B.S. and an M.S. from Stanford University. Ms. Chang was selected to serve on the Board because Ms. Chang possesses specific attributes that qualify her to serve as a director, including her expertise and experience in the software industry and professional experience serving in leadership positions at various technology companies.

There is no arrangement or understanding between Ms. Chang and any other persons pursuant to which Ms. Chang was elected as a director.

In accordance with the Company’s standard compensatory arrangement for non-employee directors, Ms. Chang will receive $30,000 per year in cash compensation for her service as a member of the Board and $5,000 per year in cash compensation for her services as a member of the Nominating and Corporate Governance Committee, and was granted a restricted stock unit award having a value of $300,000 on the date of grant, which award will vest as to one-third (1/3) of the shares on each of the first three anniversaries of the grant date, and a restricted stock unit award having a value of $50,000 on the date of grant, which award will vest in full on the day prior to the Annual Meeting of Stockholders to be held in 2015, subject to Ms. Chang’s continued service as a member of the Board through such vesting dates.

A copy of the press release announcing Ms. Chang’s appointment is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

99.1	Press release issued by Splunk Inc. dated March 11, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Splunk Inc.

	By:	/s/ David F. Conte
David F. Conte
Senior Vice President and Chief Financial Officer

Date: March 11, 2015

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Splunk Inc. dated March 11, 2015.